Exhibit 10.1

Patrick D. Freeman

2500 Silverstar Road, Suite 500

Orlando, Florida 32804

May 11, 2005

Board of Directors

Cordia Corporation

445 Hamilton Avenue, Suite 408

White Plains, New York 10601

Dear Board Members:

Effective May 11, 2005, I hereby resign as Chief Executive Officer of Cordia Corporation.  I am excited about the prospect of bringing Joel on board as CEO, so that the company can benefit and I can learn from his vast experience in running global companies. I will continue to serve the corporation as a director, Chief Operating Officer and President of Cordia Corporation.  I feel I am best able to support the company by focusing on the operations component of the organization as we reach a level of profitability and anticipate growth as we prepare to open our new office in Winter Garden, Florida.  I feel that this decision will be very beneficial for the Company and will allow us to reach our goal of continued profitability.

I thank you for your continued support and look forward to a very exciting and prosperous future.

Sincerely,

/s/ Patrick D. Freeman

Patrick D. Freeman